Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2019
DALLAS - July 17, 2019 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2019.
“We’re pleased with our solid operating results for the first half of 2019," said Keith Cargill, CEO. “We continue to make progress in delivering on our key strategic initiatives to diversify and improve our funding mix while maintaining focus on delivering a premier client experience. Taking great care of our clients and being diligent about developing new clients who desire a broad relationship is positioning us for long-term financial success."

•
Loans held for investment ("LHI"), excluding mortgage finance loans, decreased 1% on a linked quarter basis (decreasing 1% on an average basis) and increased 2% from the second quarter of 2018 (increasing 6% on an average basis).

•
Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 3% on a linked quarter basis (increasing 35% on an average basis) and increased 18% from the second quarter of 2018 (increasing 49% on an average basis).

•
Demand deposits increased 14% and total deposits increased 11% on a linked quarter basis (increased 13% and 7%, respectively, on an average basis), and remained flat and increased 13%, respectively, from the second quarter of 2018 (decreased 1% and increased 15%, respectively, on an average basis).

•	Net income decreased 6% on a linked quarter basis and increased 9% from the second quarter of 2018.

•	EPS decreased 6% on a linked quarter basis and increased 9% from the second quarter of 2018.
FINANCIAL SUMMARY
(Dollars and shares in thousands)

	Q2 2019	Q2 2018	% Change
QUARTERLY OPERATING RESULTS
Net income	$77,969	$71,436	9%
Net income available to common stockholders	$75,532	$68,999	9%
Diluted EPS	$1.50	$1.38	9%
Diluted shares	50,384	50,096	1%
ROA	1.05%	1.16%
ROE	12.20%	12.72%
BALANCE SHEET
LHS	$1,057,586	$1,276,768	(17)%
LHI, mortgage finance	7,415,363	5,923,058	25%
LHI	16,924,535	16,536,721	2%
Total LHI	24,339,898	22,459,779	8%
Total loans	25,397,484	23,736,547	7%
Total assets	29,970,384	27,781,910	8%
Demand deposits	7,685,340	7,648,125	—%
Total deposits	22,999,077	20,334,871	13%
Stockholders’ equity	2,668,452	2,343,530	14%

DETAILED FINANCIALS
For the second quarter of 2019, net income was $78.0 million and net income available to common stockholders was $75.5 million, compared to net income of $71.4 million and net income available to common stockholders of $69.0 million for the same period in 2018. On a fully diluted basis, earnings per common share were $1.50 for the quarter ended June 30, 2019 compared to $1.38 for the same period of 2018. The increases reflect a $6.5 million increase in net income primarily driven by increases in net interest income and non-interest income for the second quarter of 2019 compared to the second quarter of 2018, partially offset by an increase in non-interest expense.

Return on common equity ("ROE") was 12.20 percent and return on average assets ("ROA") was 1.05 percent for the second quarter of 2019, compared to 13.58 percent and 1.26 percent, respectively, for the first quarter of 2019 and 12.72 percent and 1.16 percent, respectively, for the second quarter of 2018. The linked quarter decreases in ROE and ROA for the second quarter of 2019 resulted primarily from an increase in the provision for credit losses and a decrease in non-interest income, partially offset by an increase in net interest income.

Net interest income was $243.6 million for the second quarter of 2019, compared to $235.6 million for the first quarter of 2019 and $231.7 million for the second quarter of 2018. The linked quarter increase in net interest income was due primarily to growth in average mortgage finance loans and an increase in day count for the second quarter of 2019 compared to the first quarter of 2019, partially offset by an increase in average interest-bearing liabilities. The year-over-year increase in net interest income was due primarily to growth in average total loans, partially offset by increases in average interest-bearing liabilities and funding costs. Net interest margin for the second quarter of 2019 was 3.41 percent, a decrease of 32 basis points from the first quarter of 2019 and a decrease of 52 basis points from the second quarter of 2018. LHI, excluding mortgage finance loans, yields decreased 9 basis points from the first quarter of 2019, and increased 26 basis points compared to the second quarter of 2018. Mortgage finance loans, excluding MCA loans, yields for the second quarter of 2019 decreased 19 basis points compared to the first quarter of 2019 and decreased 23 basis points compared to the second quarter of 2018. Total cost of deposits for the second quarter of 2019 decreased 4 basis points to 1.29 percent compared to 1.33 percent for the first quarter of 2019, and increased 48 basis points from 0.81 percent for the second quarter of 2018.

Average LHI, excluding mortgage finance loans, for the second quarter of 2019 were $16.8 billion, a decrease of $84.7 million, or 1 percent, from the first quarter of 2019 and an increase of $898.4 million, or 6 percent, from the second quarter of 2018. Average total mortgage finance loans, including MCA loans, for the second quarter of 2019 were $9.5 billion, an increase of $2.5 billion, or 35 percent, from the first quarter of 2019 and an increase of $3.1 billion, or 49 percent, from the second quarter of 2018. The linked quarter and year-over-year increases were due to increases in volumes related to lower long-term interest rates.

Average total deposits for the second quarter of 2019 increased $1.5 billion, or 7 percent, from the first quarter of 2019 and increased $2.9 billion, or 15 percent, from the second quarter of 2018. Average demand deposits for the second quarter of 2019 increased $882.1 million, or 13 percent, to $7.9 billion from $7.0 billion for the first quarter of 2019, and decreased $88.3 million, or 1 percent, from the second quarter of 2018.

We recorded a $27.0 million provision for credit losses for the second quarter of 2019 compared to $20.0 million for the first quarter of 2019 and $27.0 million for the second quarter of 2018. The provision for the second quarter of 2019 was driven by the consistent application of our methodology. The linked quarter increase resulted from an increase in criticized loans and charge-offs, primarily related to energy. The total allowance for credit losses at June 30, 2019 was 0.93 percent of LHI, compared to 0.93 percent at March 31, 2019 and 0.84 percent at June 30, 2018. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

Non-performing assets ("NPAs") decreased in the second quarter of 2019 compared to the first quarter of 2019 and increased compared to the second quarter of 2018. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the second quarter of 2019 was 0.47 percent, compared to 0.57 percent for the first quarter of 2019 and 0.41 percent for the second quarter of 2018. Net charge-offs for the second quarter of 2019 were $20.0 million compared to $4.6 million for the first quarter of 2019 and $38.0 million for the second quarter of 2018. For the second quarter of 2019, net charge-offs were 0.34 percent of average total LHI, compared to 0.09 percent for the first quarter of 2019 and 0.73 percent for the same period in 2018.

Non-interest income decreased $5.7 million, or 19 percent, during the second quarter of 2019 compared to the first quarter of 2019, and increased $7.1 million, or 41 percent, compared to the second quarter of 2018. The linked quarter decrease is primarily related to decreases in the net gain on sale of loans held for sale and other non-interest income, partially offset by an increase in brokered loan fees. The year-over-year increase is primarily related to increases in brokered loan fees and other non-interest income, partially offset by a decrease in servicing income attributable to a decrease in mortgage servicing rights associated with our MCA program.

Non-interest expense for the second quarter of 2019 increased $1.2 million, or 1 percent, compared to the first quarter of 2019, and increased $9.4 million, or 7 percent, compared to the second quarter of 2018. The linked quarter increase in non-interest expense was primarily related to increases in marketing and communications and technology expenses, partially offset by decreases in salaries and employee benefits expense, FDIC insurance assessment and other non-interest expense. The year-over-year increase was primarily due to increases in salaries and employee benefits, marketing, communications and technology expenses and servicing related expenses, offset by decreases in legal and professional expenses, FDIC insurance assessment and other non-interest expense.

Stockholders’ equity increased by 14 percent from $2.3 billion at June 30, 2018 to $2.7 billion at June 30, 2019, primarily due to the retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At June 30, 2019, our ratio of tangible common equity to total tangible assets was 8.3% percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2019	2019	2018	2018	2018
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$346,893	$325,561	$321,718	$301,754	$286,852
Interest expense	103,340	89,947	81,045	69,579	55,140
Net interest income	243,553	235,614	240,673	232,175	231,712
Provision for credit losses	27,000	20,000	35,000	13,000	27,000
Net interest income after provision for credit losses	216,553	215,614	205,673	219,175	204,712
Non-interest income	24,364	30,014	15,280	25,518	17,279
Non-interest expense	141,561	140,378	129,862	136,143	132,131
Income before income taxes	99,356	105,250	91,091	108,550	89,860
Income tax expense	21,387	22,411	19,200	22,998	18,424
Net income	77,969	82,839	71,891	85,552	71,436
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$75,532	$80,401	$69,454	$83,114	$68,999

Diluted EPS	$1.50	$1.60	$1.38	$1.65	$1.38
Diluted shares	50,383,870	50,345,399	50,333,412	50,381,349	50,096,015
CONSOLIDATED BALANCE SHEET DATA
Total assets	$29,970,384	$28,383,111	$28,257,767	$27,127,107	$27,781,910
LHI	16,924,535	17,061,590	16,690,550	16,569,538	16,536,721
LHI, mortgage finance	7,415,363	6,299,710	5,877,524	5,477,787	5,923,058
LHS	1,057,586	1,901,637	1,969,474	1,651,930	1,276,768
Liquidity assets(1)	3,480,902	2,154,155	2,865,874	2,615,570	3,288,107
Investment securities	240,851	230,749	120,216	117,389	24,408
Demand deposits	7,685,340	6,743,607	7,317,161	7,031,460	7,648,125
Total deposits	22,999,077	20,650,127	20,606,113	20,385,637	20,334,871
Other borrowings	3,607,234	4,497,892	4,541,174	3,686,818	4,520,849
Subordinated notes	281,948	281,858	281,767	281,677	281,586
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,668,452	2,581,942	2,500,394	2,426,442	2,343,530

End of period shares outstanding	50,297,552	50,263,611	50,200,710	50,177,260	50,151,064
Book value	$50.07	$48.38	$46.82	$45.37	$43.74
Tangible book value(2)	$49.71	$48.02	$46.45	$45.00	$43.36
SELECTED FINANCIAL RATIOS
Net interest margin	3.41%	3.73%	3.78%	3.70%	3.93%
Return on average assets	1.05%	1.26%	1.09%	1.31%	1.16%
Return on average common equity	12.20%	13.58%	11.82%	14.68%	12.72%
Non-interest income to average earning assets	0.34%	0.47%	0.24%	0.40%	0.29%
Efficiency ratio(3)	52.8%	52.8%	50.7%	52.8%	53.1%
Non-interest expense to average earning assets	1.97%	2.21%	2.03%	2.15%	2.23%
Tangible common equity to total tangible assets(4)	8.3%	8.5%	8.3%	8.3%	7.8%
Common Equity Tier 1	8.7%	8.6%	8.6%	8.6%	8.3%
Tier 1 capital	9.6%	9.6%	9.5%	9.6%	9.3%
Total capital	11.3%	11.4%	11.3%	11.5%	11.1%
Leverage	9.2%	10.0%	9.9%	9.7%	9.9%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2019	June 30, 2018	% Change
Assets
Cash and due from banks	$163,675	$174,687	(6)%
Interest-bearing deposits	3,446,902	3,249,107	6%
Federal funds sold and securities purchased under resale agreements	34,000	39,000	(13)%
Securities, available-for-sale	240,851	24,408	887%
LHS ($1,056.5 million and $1,275.5 million at June 30, 2019 and 2018, respectively, at fair value)	1,057,586	1,276,768	(17)%
LHI, mortgage finance	7,415,363	5,923,058	25%
LHI (net of unearned income)	16,924,535	16,536,721	2%
Less: Allowance for loan losses	214,572	179,096	20%
LHI, net	24,125,326	22,280,683	8%
Mortgage servicing rights, net	47,785	82,776	(42)%
Premises and equipment, net	28,197	26,175	8%
Accrued interest receivable and other assets	807,728	609,501	33%
Goodwill and intangibles, net	18,334	18,805	(3)%
Total assets	$29,970,384	$27,781,910	8%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,685,340	$7,648,125	—%
Interest bearing	15,313,737	12,686,746	21%
Total deposits	22,999,077	20,334,871	13%

Accrued interest payable	23,115	11,268	105%
Other liabilities	277,152	176,400	57%
Federal funds purchased and repurchase agreements	507,234	520,849	(3)%
Other borrowings	3,100,000	4,000,000	(23)%
Subordinated notes, net	281,948	281,586	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	27,301,932	25,438,380	7%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2019 and 2018	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,297,969 and 50,151,481 at June 30, 2019 and 2018, respectively	503	502	—%
Additional paid-in capital	972,219	963,732	1%
Retained earnings	1,537,425	1,228,924	25%
Treasury stock (shares at cost: 417 at June 30, 2019 and 2018)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	8,313	380	N/M
Total stockholders’ equity	2,668,452	2,343,530	14%
Total liabilities and stockholders’ equity	$29,970,384	$27,781,910	8%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest income
Interest and fees on loans	$329,842	$279,447	$642,545	$523,311
Investment securities	2,260	193	3,720	399
Federal funds sold and securities purchased under resale agreements	157	745	536	1,790
Interest-bearing deposits in other banks	14,634	6,467	25,653	15,221
Total interest income	346,893	286,852	672,454	540,721
Interest expense
Deposits	72,529	39,607	141,583	71,309
Federal funds purchased	5,202	1,665	8,718	2,634
Other borrowings	20,124	8,484	31,978	14,164
Subordinated notes	4,191	4,191	8,382	8,382
Trust preferred subordinated debentures	1,294	1,193	2,626	2,220
Total interest expense	103,340	55,140	193,287	98,709
Net interest income	243,553	231,712	479,167	442,012
Provision for credit losses	27,000	27,000	47,000	39,000
Net interest income after provision for credit losses	216,553	204,712	432,167	403,012
Non-interest income
Service charges on deposit accounts	2,849	3,005	5,828	6,142
Wealth management and trust fee income	2,129	2,007	4,138	3,931
Brokered loan fees	7,336	5,815	12,402	10,983
Servicing income	3,126	4,967	5,860	10,459
Swap fees	601	1,352	1,632	2,914
Net gain/(loss) on sale of LHS	(5,986)	(5,230)	(6,491)	(7,403)
Other	14,309	5,363	31,009	10,200
Total non-interest income	24,364	17,279	54,378	37,226
Non-interest expense
Salaries and employee benefits	76,889	72,404	154,712	144,941
Net occupancy expense	7,910	7,356	15,789	14,590
Marketing	14,087	10,236	25,795	18,913
Legal and professional	10,004	11,654	20,034	19,184
Communications and technology	11,022	7,143	20,220	13,776
FDIC insurance assessment	4,138	6,257	9,260	12,360
Servicing related expenses	6,066	4,367	11,448	8,172
Allowance and other carrying costs for OREO	—	176	—	2,331
Other	11,445	12,538	24,681	24,824
Total non-interest expense	141,561	132,131	281,939	259,091
Income before income taxes	99,356	89,860	204,606	181,147
Income tax expense	21,387	18,424	43,798	37,766
Net income	77,969	71,436	160,808	143,381
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income available to common stockholders	$75,532	$68,999	$155,933	$138,506

Basic earnings per common share	$1.50	$1.39	$3.10	$2.79
Diluted earnings per common share	$1.50	$1.38	$3.10	$2.76

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2019	2019	2018	2018	2018
Allowance for loan losses:
Beginning balance	$208,573	$191,522	$190,306	$179,096	$190,898
Loans charged-off:
Commercial	20,053	4,865	34,419	1,301	38,305
Real estate	177	—	—	—	—
Construction	—	—	—	—	—
Consumer	—	—	—	767	—
Leases	—	—	—	319	—
Total charge-offs	20,230	4,865	34,419	2,387	38,305
Recoveries:
Commercial	201	266	1,399	389	320
Real estate	—	—	26	11	8
Construction	—	—	—	—	—
Consumer	23	10	360	10	9
Leases	—	1	1	12	1
Total recoveries	224	277	1,786	422	338
Net charge-offs	20,006	4,588	32,633	1,965	37,967
Provision for loan losses	26,005	21,639	33,849	13,175	26,165
Ending balance	$214,572	$208,573	$191,522	$190,306	$179,096

Allowance for off-balance sheet credit losses:
Beginning balance	$9,795	$11,434	$10,283	$10,458	$9,623
Provision for off-balance sheet credit losses	995	(1,639)	1,151	(175)	835
Ending balance	$10,790	$9,795	$11,434	$10,283	$10,458

Total allowance for credit losses	$225,362	$218,368	$202,956	$200,589	$189,554

Total provision for credit losses	$27,000	$20,000	$35,000	$13,000	$27,000

Allowance for loan losses to LHI	0.88%	0.89%	0.85%	0.86%	0.80%
Allowance for loan losses to average LHI	0.90%	0.96%	0.88%	0.87%	0.86%
Net charge-offs to average LHI(1)	0.34%	0.09%	0.60%	0.04%	0.73%
Net charge-offs to average LHI for last twelve months(1)	0.27%	0.36%	0.37%	0.22%	0.28%
Total provision for credit losses to average LHI(1)	0.45%	0.37%	0.64%	0.24%	0.52%
Total allowance for credit losses to LHI	0.93%	0.93%	0.90%	0.91%	0.84%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2019	2019	2018	2018	2018

Non-performing assets (NPAs):
Non-accrual loans	$114,084	$133,690	$80,375	$107,532	$83,295
Other real estate owned (OREO)	—	—	79	79	9,526
Total LHI NPAs	$114,084	$133,690	$80,454	$107,611	$92,821

Non-accrual loans to LHI	0.47%	0.57%	0.36%	0.49%	0.37%
Total LHI NPAs to LHI plus OREO	0.47%	0.57%	0.36%	0.49%	0.41%
Total LHI NPAs to earning assets	0.39%	0.49%	0.29%	0.41%	0.35%
Allowance for loan losses to non-accrual loans	1.9x	1.6x	2.4x	1.8x	2.2x

Loans past due 90 days and still accruing(1)	$15,212	$12,245	$9,353	$11,295	$7,357
Loans past due 90 days to LHI	0.06%	0.05%	0.04%	0.05%	0.03%
LHS past due 90 days and still accruing(2)	$11,665	$13,693	$16,829	$25,238	$27,858

(1)
At June 30, 2019, loans past due 90 days and still accruing includes premium finance loans of $9.8 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2019	2019	2018	2018	2018
Interest income
Interest and fees on loans	$329,842	$312,703	$310,470	$291,189	$279,447
Investment securities	2,260	1,460	1,274	1,161	193
Federal funds sold and securities purchased under resale agreements	157	379	984	1,018	745
Interest-bearing deposits in other banks	14,634	11,019	8,990	8,386	6,467
Total interest income	346,893	325,561	321,718	301,754	286,852
Interest expense
Deposits	72,529	69,054	61,773	52,034	39,607
Federal funds purchased	5,202	3,516	2,097	1,800	1,665
Other borrowings	20,124	11,854	11,726	10,317	8,484
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,294	1,332	1,258	1,237	1,193
Total interest expense	103,340	89,947	81,045	69,579	55,140
Net interest income	243,553	235,614	240,673	232,175	231,712
Provision for credit losses	27,000	20,000	35,000	13,000	27,000
Net interest income after provision for credit losses	216,553	215,614	205,673	219,175	204,712
Non-interest income
Service charges on deposit accounts	2,849	2,979	3,168	3,477	3,005
Wealth management and trust fee income	2,129	2,009	2,152	2,065	2,007
Brokered loan fees	7,336	5,066	5,408	6,141	5,815
Servicing income	3,126	2,734	2,861	4,987	4,967
Swap fees	601	1,031	1,356	1,355	1,352
Net gain/(loss) on sale of LHS	(5,986)	(505)	(8,087)	(444)	(5,230)
Other	14,309	16,700	8,422	7,937	5,363
Total non-interest income	24,364	30,014	15,280	25,518	17,279
Non-interest expense
Salaries and employee benefits	76,889	77,823	69,500	77,327	72,404
Net occupancy expense	7,910	7,879	7,390	8,362	7,356
Marketing	14,087	11,708	10,208	10,214	10,236
Legal and professional	10,004	10,030	13,042	10,764	11,654
Communications and technology	11,022	9,198	8,845	7,435	7,143
FDIC insurance assessment	4,138	5,122	5,423	6,524	6,257
Servicing related expenses	6,066	5,382	2,555	4,207	4,367
Allowance and other carrying costs for OREO	—	—	7	(1,864)	176
Other	11,445	13,236	12,892	13,174	12,538
Total non-interest expense	141,561	140,378	129,862	136,143	132,131
Income before income taxes	99,356	105,250	91,091	108,550	89,860
Income tax expense	21,387	22,411	19,200	22,998	18,424
Net income	77,969	82,839	71,891	85,552	71,436
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$75,532	$80,401	$69,454	$83,114	$68,999

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	2nd Quarter 2019			1st Quarter 2019			4th Quarter 2018			3rd Quarter 2018			2nd Quarter 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$38,887	$287	2.96%	$30,625	$274	3.62%	$23,977	$259	4.29%	$24,221	$191	3.14%	$24,514	$193	3.15%
Investment securities - Non-taxable(2)	192,115	2,498	5.21%	114,341	1,501	5.33%	93,394	1,285	5.46%	91,298	1,228	5.33%	—	—	—%
Federal funds sold and securities purchased under resale agreements	28,436	157	2.22%	63,652	379	2.41%	173,654	984	2.25%	203,972	1,018	1.98%	166,613	745	1.79%
Interest-bearing deposits in other banks	2,491,827	14,634	2.36%	1,823,106	11,019	2.45%	1,585,763	8,990	2.25%	1,697,787	8,386	1.96%	1,498,474	6,467	1.73%
LHS, at fair value	2,494,883	27,607	4.44%	2,122,302	25,303	4.84%	2,049,395	24,407	4.72%	1,484,459	17,272	4.62%	1,516,047	17,026	4.50%
LHI, mortgage finance loans	7,032,963	63,523	3.62%	4,931,879	46,368	3.81%	5,046,540	47,305	3.72%	5,443,829	49,715	3.62%	4,898,411	47,056	3.85%
LHI(1)(2)	16,781,733	239,829	5.73%	16,866,456	242,155	5.82%	16,643,559	239,995	5.72%	16,331,622	225,604	5.48%	15,883,317	216,755	5.47%
Less allowance for loan losses	206,654	—	—	192,122	—	—	182,814	—	—	179,227	—	—	189,238	—	—
LHI, net of allowance	23,608,042	303,352	5.15%	21,606,213	288,523	5.42%	21,507,285	287,300	5.30%	21,596,224	275,319	5.06%	20,592,490	263,811	5.14%
Total earning assets	28,854,190	348,535	4.84%	25,760,239	326,999	5.15%	25,433,468	323,225	5.04%	25,097,961	303,414	4.80%	23,798,138	288,242	4.86%
Cash and other assets	940,793			894,797			828,156			877,954			808,099
Total assets	$29,794,983			$26,655,036			$26,261,624			$25,975,915			$24,606,237
Liabilities and Stockholders’ Equity
Transaction deposits	$3,475,404	$18,037	2.08%	$3,263,976	$16,001	1.99%	$3,233,960	$15,150	1.86%	$3,253,310	$13,642	1.66%	$2,889,834	$10,295	1.43%
Savings deposits	8,896,537	40,994	1.85%	8,751,200	41,673	1.93%	8,354,332	36,913	1.75%	7,820,742	29,930	1.52%	7,784,937	25,454	1.31%
Time deposits	2,227,460	13,498	2.43%	2,010,476	11,380	2.30%	1,886,016	9,710	2.04%	1,778,831	8,462	1.89%	979,735	3,858	1.58%
Total interest bearing deposits	14,599,401	72,529	1.99%	14,025,652	69,054	2.00%	13,474,308	61,773	1.82%	12,852,883	52,034	1.61%	11,654,506	39,607	1.36%
Other borrowings	4,018,231	25,326	2.53%	2,412,254	15,370	2.58%	2,290,520	13,823	2.39%	2,275,640	12,117	2.11%	2,113,391	10,149	1.93%
Subordinated notes	281,889	4,191	5.96%	281,799	4,191	6.03%	281,708	4,191	5.90%	281,619	4,191	5.90%	281,527	4,191	5.97%
Trust preferred subordinated debentures	113,406	1,294	4.58%	113,406	1,332	4.76%	113,406	1,258	4.40%	113,406	1,237	4.33%	113,406	1,193	4.22%
Total interest bearing liabilities	19,012,927	103,340	2.18%	16,833,111	89,947	2.17%	16,159,942	81,045	1.99%	15,523,548	69,579	1.78%	14,162,830	55,140	1.56%
Demand deposits	7,929,266			7,047,120			7,462,392			7,940,503			8,017,578
Other liabilities	220,305			223,142			157,278			116,302			100,074
Stockholders’ equity	2,632,485			2,551,663			2,482,012			2,395,562			2,325,755
Total liabilities and stockholders’ equity	$29,794,983			$26,655,036			$26,261,624			$25,975,915			$24,606,237
Net interest income(2)		$245,195			$237,052			$242,180			$233,835			$233,102
Net interest margin			3.41%			3.73%			3.78%			3.70%			3.93%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.